Exhibit 99.1

Contacts:

William (B.J.) Lehmann, J.D.	Investor Relations:
President and Chief Operating Officer	Lisa M. Wilson
Tel: (216) 431-9900	In-Site Communications
bjlehmann@athersys.com	Tel: (917) 543-9932
lwilson@insitecony.com

ATHERSYS REPORTS FIRST QUARTER 2012 RESULTS

Management to host conference call at 4:30 pm ET today – highlighting progress in regenerative medicine and obesity programs

Cleveland, OHIO, (May 14, 2012) – Athersys, Inc. (NASDAQ: ATHX) today announced its financial results for the first quarter of 2012.

Recent Highlights Include:

•	Raised $9.0 million in March 2012 through a private placement of common stock and warrants;

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Met with FDA to discuss advancing clinical development of MultiStem® for the prevention of graft-versus-host disease (GvHD), on basis of positive results from Phase I clinical trial involving MultiStem treatment of patients at risk for GvHD;

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Awarded grant funding aggregating $3.6 million to advance development of MultiStem therapy for the treatment of traumatic brain injury and to further develop cell therapy formulations and manufacturing capabilities;

•	Published in Circulation Research the results from a successful Phase I clinical study of MultiStem treatment of patients who had recently suffered an acute myocardial infarction;

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Published in Cell Transplantation the results of a preclinical study evaluating MultiStem for the treatment of MPS-I (or Hurler’s Syndrome), suggesting that the stem cells could provide benefit to patients suffering from lysosomal storage disorders, such as Hurler’s Syndrome;

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Granted important patents covering the use of non-embryonic multipotent stem cells for the treatment of cardiovascular conditions, and for the suppression of GvHD associated with HSCT, as well as for orphan neurological conditions such as Hurler’s;

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Made advancements in our 5HT2c agonist obesity program, achieving compounds that exhibit outstanding selectivity and a best-in-class weight loss profile in preclinical obesity models, including demonstrations of superior weight loss relative to other candidate therapies (more information is available on our web site, www.athersys.com);

•	Recorded revenues of $2.7 million and a net loss of $4.3 million for the quarter ended March 31, 2012; and

•	Ended the quarter with $15.8 million in cash, cash equivalents and available-for-sale securities.

“In the first quarter, we continued to advance our current portfolio and made good progress in planning for future studies. We also secured additional funding to move our MultiStem clinical programs and other projects forward,” said Gil Van Bokkelen, Ph.D., Chairman and Chief Executive Officer. “The Company now has several mid-stage clinical development programs, including our ongoing Phase II clinical study being conducted with our partner Pfizer that is focused on the administration of MultiStem to patients suffering from treatment refractory ulcerative colitis. We expect enrollment for the study to be completed in late 2012, with top line results available in early 2013.

“In addition, we recently released data for the Phase I clinical study on the administration of MultiStem to reduce GvHD to patients suffering from leukemia or other blood-borne cancers. The results demonstrated the safety of MultiStem in this indication and suggested that it may have a beneficial effect in reducing incidence and severity of GvHD, as well as provide other benefits to patients. This program has previously been assigned orphan drug designation by the FDA, with whom we met in April 2012 to discuss the next phase of clinical development. Our recent meeting with the FDA was very productive, and they offered guidance on a proposed trial design and study parameters, and requested that we prepare a detailed clinical trial and statistical plan, which we are now doing. We look forward to additional interactions with the agency as we define the structure of a clinical trial designed to show safety and efficacy of MultiStem for this important indication,” added Dr. Van Bokkelen.

“Our Phase II study in the area of ischemic stroke also continues to advance, in which we will evaluate the potential benefits of the administration of MultiStem in this double blind, placebo controlled trial being conducted at leading stroke centers across the United States. The study is currently enrolling patients in the second cohort, and our goal is to complete patient enrollment for the trial in the second half of 2013, followed by the disclosure of top-line results.

“We made progress in some other important areas as well, for example by demonstrating in preclinical studies that our 5HT2c agonist program can achieve substantially better weight loss than competing approaches that are currently being reviewed by the FDA, which we believe is highly attractive to our potential partners. Overall we think this was another productive quarter for the Company. We continue to advance our portfolio of therapeutic product development programs and our existing partnerships and collaborations, and believe we are well positioned to enter into important new partnerships,” concluded Dr. Van Bokkelen.

First Quarter Results

Revenues for the three months ended March 31, 2012 decreased to $2.7 million from $3.0 million in the comparable period in 2011 due to lower grant revenue in the first quarter of 2012. Our grant revenue fluctuates based on the timing of reimbursement for grant-related activities. Research and development expenses increased to $5.6 million for the three months ended March 31, 2012, from $4.6 million in the comparable period in 2011 primarily due to an increase in clinical and preclinical development costs in the first quarter of 2012. The increase related to expenses associated with our MultiStem clinical trials, including contract research organization and clinical manufacturing costs. General and administrative expenses increased to $1.3 million for the three months ended March 31, 2012 from $1.2 million in the comparable period in 2011. Net loss for the three months ended March 31, 2012 increased to $4.3 million from a net loss of $3.9 million for the same period in 2011. At March 31, 2012, we had $15.8 million in cash, cash equivalents and available-for-sale securities.

Conference Call

Gil Van Bokkelen, Chairman and Chief Executive Officer, William (B.J.) Lehmann, President and Chief Operating Officer, and Laura Campbell, Vice President of Finance, will host a conference call today to review the results as follows:

Date	May 14, 2012
Time	4:30 p.m. (Eastern Time)
Telephone access: U.S. and Canada	800-273-1254
Telephone access: International	973-638-3440
Access code	74767510
Live webcast	www.athersys.com, under the Investors section

A replay will be available for on-demand listening shortly after the completion of the call until 11:59 PM (Eastern Time) on May 28, 2012, at the aforementioned URL, or by dialing by dialing 800-585-8367 or 855-859-2056 in the U.S. and Canada, from abroad, 404-537-3406, and entering access code 74767510.

About Athersys

Athersys is a clinical stage biotechnology company engaged in the discovery and development of therapeutic product candidates designed to extend and enhance the quality of human life. The Company is developing its MultiStem® cell therapy product, a patented, adult-derived “off-the-shelf” stem cell product platform for disease indications in the cardiovascular, neurological, inflammatory and immune disease areas. The Company currently has several clinical stage programs involving MultiStem, including for treating inflammatory bowel disease, ischemic stroke, damage caused by myocardial infarction, and for the prevention of graft-versus-host disease. Athersys has also developed a diverse portfolio that includes other technologies and product development opportunities, and has forged strategic partnerships and collaborations with leading pharmaceutical and biotechnology companies, as well as world-renowned research institutions in the United States and Europe to further develop its platform and products. More information is available at www.athersys.com.

The Athersys, Inc. logo is available at:

http://www.globenewswire.com/newsroom/prs/?pkgid=4548

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These forward-looking statements relate to, among other things, the expected timetable for development of our product candidates, our growth strategy, and our future financial performance, including our operations, economic performance, financial condition, prospects, and other future events. We have attempted to identify forward-looking statements by using such words as “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “should,” “suggest,” “will,” or other similar expressions. These forward-looking statements are only predictions and are largely based on our current expectations. A number of known and unknown risks, uncertainties, and other factors could affect the accuracy of these statements. Some of the more significant known risks that we face that could cause actual results to differ materially from those implied by forward-looking statements are the risks and uncertainties inherent in the process of discovering, developing, and commercializing products that are safe and effective for use as human therapeutics, such as the uncertainty regarding market acceptance of our product candidates and our ability to generate revenues, including MultiStem for the treatment of inflammatory bowel disease, acute myocardial infarction, stroke and other disease indications, including lysosomal storage disorders, and the prevention of graft-versus-host disease. These risks may cause our actual results, levels of activity, performance, or achievements to differ materially from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. Other important factors to consider in evaluating our forward-looking statements include: our ability to raise additional capital; final results from our MultiStem clinical trials; the possibility of delays in, adverse results of, and excessive costs of the development process; our ability to successfully initiate and complete clinical trials and obtain regulatory approval of our products, including MultiStem; changes in external market factors; changes in our industry’s overall performance; changes in our business strategy; our ability to protect our intellectual property portfolio; our possible inability to realize commercially valuable discoveries in our collaborations with pharmaceutical and other biotechnology companies; our ability to meet milestones under our collaboration agreements; our collaborators’ ability to continue to fulfill their obligations under the terms of our collaboration agreements; our possible inability to execute our strategy due to changes in our industry or the economy generally; changes in productivity and reliability of suppliers; and the success of our competitors and the emergence of new competitors. You should not place undue reliance on forward-looking statements contained in this press release, and we undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables Follow)

Athersys, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

	March 31, 2012	December 31, 2011
	(Unaudited)	(Note)
Assets
Cash, cash equivalents and available-for-sale securities	$15,774	$12,784
Other current assets	1,192	1,622
Equipment, net	1,398	1,267
Other long-term assets	28	28

Total assets	$18,392	$15,701

Liabilities and stockholders’ equity
Accounts payable and accrued expenses	$4,047	$4,280
Deferred revenue	1,789	3,140
Warrant liabilities	4,538	983
Total stockholders’ equity	8,018	7,298

Total liabilities and stockholders’ equity	$18,392	$15,701

Note: The Condensed Consolidated Balance Sheet Data at December 31, 2011 has been derived from the audited financial statements as of that date.

Athersys, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In Thousands, Except Share and Per Share Amounts)

	Three Months ended March 31,
	2012	2011
	(Unaudited)
Revenues
Contract revenue	$2,463	$2,501
Grant revenue	284	489

Total revenues	2,747	2,990
Costs and Expenses
Research and development	5,569	4,588
General and administrative	1,259	1,219
Depreciation	75	60

Total costs and expenses	6,903	5,867

Loss from operations	(4,156)	(2,877)
Interest income	3	34
Other expense, net	(183)	(1,087)

Net loss	$(4,336)	$(3,930)

Basic and diluted net loss per common share	$(0.17)	$(0.18)
Weighted average shares outstanding, basic and diluted	25,547,219	21,874,735
Other comprehensive (loss) income	(28)	33

Comprehensive loss	$(4,364)	$(3,897)

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